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                                                                     Exhibit 23a

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Columbia/HCA Healthcare Corporation for the registration of up to $1,500,000,000 in Debt Securities and to the incorporation by reference therein of our report dated April 24, 1995, with respect to the consolidated financial statements and schedules of Columbia/HCA Healthcare Corporation included in the Current Report on Form 8-K dated April 24, 1995, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Nashville, Tennessee
November 15, 1995